UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2009 (January 12, 2009)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 12, 2009, Reis, Inc. (the “Company”) entered into a letter agreement with David M. Strong, the Company’s Senior Vice President, Development, who is primarily responsible for the Company’s Gold Peak condominium project.  The letter agreement extends Mr. Strong’s employment with the Company through July 31, 2009 (his earlier agreement provided for employment through December 31, 2008).  Under the letter agreement, (i) Mr. Strong will continue to be paid a salary of $18,750 per month through July 31, 2009; and (ii) Mr. Strong will be entitled to a cash bonus of $98,438 if the Company sells all of the Gold Peak condominium units on or prior to July 31, 2009.

Pursuant to General Instruction F to Form 8-K, a copy of the letter agreement with David M. Strong is attached hereto as Exhibit 99.1 and is incorporated into this Item 1.01 by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2009, James J. Burns, the Company’s Vice Chairman, informed the Company that he would be retiring on March 31, 2009.  The Company will continue to pay Mr. Burns his current salary of $17,406.25 per month through March 31, 2009.  Until March 31, 2009, Mr. Burns will (i) assist the Company in preparing its 2008 financial statements and tax returns and (ii) transition his tax knowledge and processes to other Company personnel.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter Agreement dated January 12, 2009, between Reis, Inc. and David M. Strong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Date:	January 13, 2009

Exhibit Index

99.1	Letter Agreement dated January 12, 2009, between Reis, Inc. and David M. Strong.